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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported) November 18, 1996


                              NU-TECH BIO-MED, INC.
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               (Exact Name of Registrant as specified in charter)



      Delaware                       0-11772                    25-1411971
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(State or other jurisdic-           (Commission                (IRS Employer
tion of incorporation)              File Number)             Identification No.)


55 Access Road, Warwick, Rhode Island                             02886
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(Address of principal executive offices)                        (Zip Code)


Registrant's telephone number, including area code (401) 732-6520



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         (Former name or former address, if changed since last report.)
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ITEM 2.           ACQUISITION OR DISPOSITION OF ASSETS.

         On November 18, 1996, the United States Bankruptcy Court of the Central District of California (the "Court")approved the First Amended Plan of Reorganization (the "Plan") of Medical Science Institute ("MSI") pursuant to which Nu-Tech Bio-Med, Inc. (the "Company") acquired all of the capital stock of MSI. The Company and MSI had submitted the Plan to the Court on October 18, 1996. MSI is engaged in the medical laboratory business primarily in the State of California and had been operating under Chapter 11 of the U.S. Bankruptcy Code since October 26, 1995. MSI provides clinical laboratory testing services, including testing of human tissue and fluid specimens to physicians, managed-care organizations, hospitals and other health care providers. MSI is a California corporation with its principal place of business located in Burbank California.

         Pursuant to the Plan, the holders of all of the MSI capital stock (including any and all options, warrants and other convertible securities) will receive 134,228 shares of Common Stock of the Company with an aggregate value of $2 million. The number of shares of Common Stock to be issued under the Plan are based upon the average closing price of a share of Common Stock for the 15 day period preceding November 18, 1996. The recipients of the Company's Common Stock will be entitled to "piggyback" registration rights with respect to such shares. The sole holder of all capital stock of MSI is Fausto Mendez, Jr., the former President of MSI. Mr. Mendez has the option to receive $275,000 in cash with a concurrent reduction in the number of shares of the Company's Common Stock.

         In addition, the Company agreed to make certain other payments to creditors and assume certain obligations under the Plan. These payments include:
(i) approximately $750,000 to pay administrative claims of professionals (ii) an additional $425,000 for professional administrative claims payable over 12 months (iii) approximately $572,000 payable for federal and state payroll taxes
(iv) approximately $2,500,000 to Austin Financial Services, Inc., a secured creditor of MSI (v) trade payables in the amount of approximately $738,000 (vi) $75,000 payable to the federal government in satisfaction of certain claims and
(viii) $750,000 payable to general unsecured creditors. At the hearing confirming the Plan held on November 18, 1996, the Company tendered $2,200,000 to the Court with respect to such payments.

         With respect to the sums payable under the Plan to Austin Financial, the Company obtained a loan in the principal amount of $2,500,000 from a third party lender on December 2, 1996. The loan bears interest at 15% per annum. All principal and interest on the loan is payable on January 31, 1997. The loan is secured by the Company's 16.4447% interest in a credit facility dated
April 1, 1994 between the


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lender and Physician's Clinical Laboratory an unaffiliated third party ("PCL").
The loan is further secured by a personal guarantee of the Company's President,
J. Marvin Feigenbaum. PCL is engaged in the medical laboratory business and is currently operating under Chapter 11 of the U.S. Bankruptcy Code. The Company has submitted a plan of reorganization with PCL pursuant to which PCL will be acquired by the Company. The third party lender is a significant creditor of PCL and has agreed to the terms of the PCL reorganization.


        Mr. Mendez, formerly president of MSI, has entered into an employment agreement with MSI pursuant to which he will be employed at a salary of $182,000 per year. Mr. Mendez was granted the right to borrow up to $100,000 from the Company, to be secured by the shares of Common Stock received by him under the Plan. Mr. Mendez will also receive options to purchase 10,000 shares of Nu-Tech Common Stock for every $100,000 of pre-tax profits of MSI. In addition, Mr. Mendez will be entitled to receive a bonus of 5% of the pre-tax earnings of MSI.

ITEM 5.         OTHER EVENTS

On December 2, 1996, the Company completed its offering of up to 14,000 shares of Series A Convertible Preferred Stock for a total aggregate purchase price of $14,000,000. At the second closing the Company received an additional gross proceeds of $4,000,000 and net proceeds of approximately $1,151,000. The Series A Preferred Stock is convertible, by its terms, into shares of Common Stock at the lesser of (i) $17.50 per share or (ii) the average closing price of a share of Common Stock on the Nasdaq SmallCap Market on the date of the holder's notice of conversion less 25%. Up to one third of the shares of Series A Preferred Stock may be converted into Common Stock on each of the 45th day, 75th day and 105th day after the Closing Date at the option of the holder. Comencing upon the 270th day following completion of the private placement, the Company has the right, upon 30 days prior notice, to cause the Series A Preferred Stock to be converted into Common Stock. The holders of the Series A Preferred Stock were granted one "demand" registration right with respect to the Common Stock underlying the Series A Preferred Stock. Under various agreements related to the sale of the shares, the Company paid various investment bankers up to $1,360,000 from the proceeds and will issue up to 60,000 shares of common stock and warrants to purchase 85,714 shares of common stock exercisable at $15.00 per share. The Company intends to engage certain financial public relations services after the conclusion of the offering and has agreed to pay up to $1,275,000 to such firm for its services.

As previously announced, the Company utilized proceeds of the first closing in furtherance of the acquisition of Physicians Clinical Laboratory, Inc. ("PCL"), a full service clinical laboratory capable of providing a comprehensive battery of testing services which has filed a plan of reorganization under the United States Bankruptcy code on November 8, 1996. Proceeds of the second closing will be utilized in furtherance of the PCL acquisition and also for the MSI acquisition. However, PCL is incurring significant ongoing losses and is in default on approximately $80,000,000 in senior secured debt (the "Senior Debt") and approximately $40,000,000 in subordinated debt (the "Subordinated Debt"). As previously announced, the Company purchased $13,300,000 of outstanding Senior Debt from certain holders for $10,000,000 in advance of the filing with the bankruptcy court. These holders have agreed to loan $10,000,000 in capital to PCL, which loan, under the terms of the reorganization, will be forgiven. One of the holders of Senior Debt is also the lender to the Company who provided a loan of $2,500,000 to the Company on December 2, 1996 in order to consumate the MSI acquisition.

         The reorganization plan also provides that the Senior Debt purchased by the Company will be converted to 34% of the shares of Common Stock of PCL to be outstanding after the reorganization. In addition, the Company will purchase an additional 17% of PCL Common Stock for $5,000,000. The plan is subject to the approval of the bankruptcy court and there can be no assurance such approval will be obatined or that the acquisition will be consumated. In addition, the Company will require additional financing to complete the transaction.


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ITEM 7.           FINANCIAL STATEMENTS, PRO FORMA FINANCIAL,INFORMATION AND
                  EXHIBITS.

         a.       Financial Statements of Businesses Acquired.

         Pursuant to Item 7 of Form 8-K, the Company anticipates filing the required Financial Statements for MSI within 60 days of the date hereof.

         b.       Pro Forma Financial information.

         Pursuant to Item 7 of Form 8-K, the Company anticipates filing the required Pro Forma financial information following completion of the Financial Statements and within 60 days of the date hereof.

         c.       Exhibits.

         2.2 Order Confirming Medical Science Institute's First Amended Plan of Reorganization dated November 18, 1996 (US Central District of California Case No. LA 95-37790 TD) together with First Amended Disclosure Statement and Plan of Reorganization for Medical Science Institute.



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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             NU-TECH BIO-MED, INC.



                                             By: /s/ J. Marvin Feigenbaum
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                                                J. Marvin Feigenbaum
                                                Chairman of the Board,
                                                President, Chief Executive
                                                and Chief Financial Officer

Dated: December 3, 1996

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